UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MatrixOne, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 3, 2006

Date of report (Date of earliest event reported)

MATRIXONE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29309	02-0372301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Littleton Road

Westford, Massachusetts 01886

(Address of Principal Executive Offices, including Zip Code)

(978) 589-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.02. Results of Operations and Financial Condition

On May 3, 2006, MatrixOne, Inc. announced its financial results for the third fiscal quarter ended April 1, 2006. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press release dated May 3, 2006 regarding the financial results of MatrixOne, Inc. for the third fiscal quarter ended April 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXONE, INC.

Date: May 3, 2006	By:	/s/ Gary D. Hall
Gary D. Hall
Senior Vice President of Finance, Chief Financial Officer and Treasurer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 3, 2006 regarding the financial results of MatrixOne, Inc. for the third fiscal quarter ended April 1, 2006.

Exhibit 99.1

Brian Norris	Sharon Rodger
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4066
brian.norris@matrixone.com	sharon.rodger@matrixone.com

MatrixOne Reports Financial Results for Third Quarter of Fiscal 2006

Westford, Mass. – May 3, 2006 — MatrixOne, Inc. (NASDAQ: MONE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today issued financial results for the third fiscal quarter ended April 1, 2006 and filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q. The Company will not be hosting a conference call to review the financial results for the third fiscal quarter.

For the third fiscal quarter ended April 1, 2006, total revenues were $43.7 million, compared to $27.0 million in the same period last year. Total revenues for the third fiscal quarter ended April 1, 2006 include $8.9 million of previously deferred revenues. For the third fiscal quarter, net income was $2.8 million, or $0.05 per share, compared to net loss of $6.5 million, or $0.13 per share, in the same period last year. For the third fiscal quarter ended April 1, 2006, adjusted net income1, which excludes amortization of intangible assets and stock-based compensation aggregating $1.0 million, was $3.8 million, or $0.07 per share. For the third fiscal quarter ended April 2, 2005, adjusted net loss1, which excludes amortization of intangible assets of $0.3 million, was $6.2 million, or $0.12 per share. Net income and adjusted net income for the third fiscal quarter ended April 1, 2006 includes expenses of $1.4 million, or $0.03 per share, related to the proposed sale of the Company.

The following milestones were completed or announced since the Company’s second quarter earnings release on February 8, 2006:

•	The Company entered into an agreement and plan of merger with Dassault Systèmes, a world leader in 3D and PLM solutions. Pursuant to the merger agreement, Dassault

Systèmes will acquire the Company for $7.25 per share in cash, representing a total transaction value of approximately $408 million. The proposed acquisition has been approved by the Board of Directors of both companies. The waiting period required by the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, relating to the proposed merger has expired. Additionally, the Federal Cartel Office in Germany has issued a letter confirming the clearance of the planned acquisition pursuant to Germany’s Act Against Restraints of Competition. The Special Meeting of the Company’s Stockholders to consider and vote on the adoption of the merger agreement is scheduled for May 10, 2006.

•	During the third quarter of fiscal 2006, the Company recorded software license revenue transactions with a number of new customers including such industry leaders as Accent Design Technology Services; Atmel Corporation; Guess, Inc.; and KLA-Tencor Corporation. Existing customers expanding their implementations during the fiscal period included Autoliv Development; Barilla Group; Conexant; Doosan Heavy Corporation; Ecolab, Inc.; Ericcson; IFM Electronic; Lexmark International; Medtronic ERS; Motorola, Inc.; Nortel Networks Technology; Procter & Gamble Co.; Research In Motion LTD.; Schlumberger; Valeo Management Services; and Voith Siemens Hydro.

•	The Company introduced the MatrixOne SITaR (Submit, Integrate, Test and Release) Methodology Kit as an add-on component for the MatrixOne Synchronicity Developer Suite. The new tool simplifies collaborative development of complex digital semiconductor designs by intuitively guiding distributed project teams through the steps that are required to easily partition large scale designs into modular components that can be concurrently developed and then integrated, tested and released. It can significantly reduce the cycle time, errors and costs that are often associated with complex digital designs.

•	The Company entered into a reseller agreement with IntegWare, Inc. to deliver product compliance solutions to the medical device industry. The new alliance will enable small to medium-sized businesses to take advantage of PLM to significantly ease FDA regulation compliance efforts. As a part of the reseller agreement, the two companies will focus on providing regulatory compliance and process automation solutions for the medical device industry using the MatrixOne Accelerator for FDA Compliance. The Accelerator for FDA Compliance is a single comprehensive solution designed to enable medical device manufacturers to achieve compliance throughout their product lifecycle processes, drastically reducing product development costs and delivering products to market quicker than the competition.

•	The Company entered into a reseller agreement with D’GIPRO Design Automation Marketing Pvt. Ltd., a leading electronic design automation (EDA) distributor services company based in India. The alliance with D’GIPRO strengthens the Company’s commitment to supporting global customers with design centers in India as well as local Indian companies that seek to leverage global best practices in semiconductor design data management solutions. As a part of the reseller agreement, the two companies will focus on providing semiconductor design management solutions and services for both multi-national and indigenous companies in India.

[1]	The Company uses the financial measure adjusted net income (loss) to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of adjusted net income (loss) is not meant to be a substitute for net income (loss) presented in accordance with GAAP but rather should be evaluated in conjunction with net income (loss). A full reconciliation of adjusted net income (loss) to net income (loss) is provided below. The Company’s management believes that the presentation of adjusted net income (loss) provides useful information to investors because this financial measure excludes amortization of purchased technology and intangible assets, which are fixed acquisition-related charges, and stock-based compensation. For the three and nine month periods ended April 1, 2006, adjusted net income (loss) excludes amortization of purchased technology and intangible assets and stock-based compensation. For the three and nine month periods ended April 2, 2005, adjusted net income (loss) excludes amortization of purchased technology and intangible assets. Management does not consider amortization of purchased technology and intangible assets to be part of the Company’s on-going operating activities, and does not consider amortization of purchased technology and intangible assets, or stock-based compensation to be meaningful in evaluating the Company’s past financial performance or future prospects. In addition, adjusted net income (loss) is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Amortization of purchased technology and intangible assets relates to the amortization of identified intangible assets, such as purchased technology, customer relationships and trademarks and trade names, purchased through an acquisition. Pursuant to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R) “Share-Based Payments” in the first quarter of fiscal year 2006, stock-based compensation reflects the fair value of all share-based payments to employees, including stock options and stock issued under certain employee stock purchase plans. The Company’s definition of adjusted net income (loss) may differ from similar measures used by other companies and may differ from period to period.

Important Additional Information Filed with the SEC

MatrixOne filed a Definitive Proxy Statement with the Securities and Exchange Commission (“SEC”) on April 6, 2006 in connection with the proposed merger between MatrixOne, Inc. (“MatrixOne”), Dassault Systèmes Corp. (“Dassault Systèmes”) and DS Newco Corp. The Definitive Proxy Statement was mailed to MatrixOne’s shareholders on or about April 10, 2006. The Definitive Proxy Statement contains important information about MatrixOne, Inc., Dassault Systèmes Corp., DS Newco Corp., the transaction and related matters. Investors and security holders are urged to read the Definitive Proxy Statement carefully.

Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC by MatrixOne and Dassault Systèmes through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the Definitive Proxy Statement from MatrixOne by contacting Brian Norris, Vice President of Investor Relations, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886.

MatrixOne and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Agreement. Information regarding MatrixOne’s directors and executive officers is contained in MatrixOne’s Annual Report on Form 10-K for the year ended July 2, 2005 and its proxy statement dated November 21, 2005, which are filed with the SEC. As of March 1, 2006, MatrixOne’s directors and executive officers beneficially owned approximately 951,600 shares, or 1.8%, of the outstanding shares of MatrixOne Common Stock.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE), a leading global provider of collaborative product lifecycle management (PLM) software and services, enables companies to accelerate product innovation to achieve top line revenue growth and improve bottom line profitability. With world-class PLM solutions and a commitment to customer success, MatrixOne is focused on helping companies across the automotive, aerospace and defense, consumer, machinery, medical device, semiconductor and high-tech industries solve their most challenging new product development and introduction problems. More than 850 companies use MatrixOne’s solutions to drive business value and gain a competitive advantage including industry leaders such as BAE Systems, Bosch, Comau, General Electric, Honda, Johnson Controls, Linde AG, NCR, New Balance, Nokia, Philips, Porsche, Procter & Gamble, Sony Ericsson, STMicroelectronics, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts, with locations throughout North America, Europe and Asia-Pacific. On March 1, 2006, Dassault Systèmes entered into a definitive agreement to acquire MatrixOne, Inc., subject to customary closing conditions.

MatrixOne and the MatrixOne logo are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – Forward-looking statements in this release do not constitute guarantees of future performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended July 2, 2005 and our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2006. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

MATRIXONE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	April 1, 2006	April 2, 2005	April 1, 2006	April 2, 2005
Revenues:
Software license	$16,688	$7,789	$34,409	$35,647
Service	27,004	19,227	68,528	55,892

Total revenues	43,692	27,016	102,937	91,539

Cost of Revenues:
Software license	1,667	653	2,764	3,067
Amortization of purchased technology	199	199	598	531
Service (1)	15,065	12,115	39,482	35,688

Total cost of revenues	16,931	12,967	42,844	39,286

Gross Profit	26,761	14,049	60,093	52,253

Operating Expenses:
Selling and marketing (1)	11,496	10,271	31,373	31,974
Research and development (1)	7,169	7,795	21,203	21,530
General and administrative (1)	5,819	2,738	15,239	8,020
Amortization of intangible assets	116	121	348	297

Total operating expenses	24,600	20,925	68,163	61,821

Income(Loss) from Operations	2,161	(6,876)	(8,070)	(9,568)
Other Income, Net	812	498	2,283	1,253

Income (Loss) Before Income Taxes	2,973	(6,378)	(5,787)	(8,315)
Provision for Income Taxes	179	155	473	263

Net Income(Loss)	$2,794	$(6,533)	$(6,260)	$(8,578)

Basic Net Income(Loss) Per Share	$0.05	$(0.13)	$(0.12)	$(0.17)

Diluted Net Income(Loss) Per Share	$0.05	$(0.13)	$(0.12)	$(0.17)

Shares Used In Computing:
Basic Net Income(Loss) Per Share	52,269	51,566	52,024	51,079

Diluted Net Income(Loss) Per Share	54,799	51,566	52,024	51,079

(1) The following summarizes the allocation of stock-based compensation included in the costs and expenses noted above:
Cost of service revenue	$181	$—	$460	$—
Selling and marketing	289	—	618	—
Research and development	148	—	408	—
General and administrative	98	—	278	—

Total stock-based compensation	$716	$—	$1,764	$—

	Three Months Ended		Nine Months Ended
	April 1, 2006	April 2, 2005	April 1, 2006	April 2, 2005
Reconciliation of Adjusted Net Income(Loss)[1]:
Net Income(Loss)	$2,794	$(6,533)	$(6,260)	$(8,578)
Adjustments:
Amortization of purchased technology	199	199	598	531
Amortization of intangible assets	116	121	348	297
Stock-based compensation	716	—	1,764	—

Adjusted Net Income(Loss)[1]	$3,825	$(6,213)	$(3,550)	$(7,750)

Adjusted Basic Net Income(Loss) Per Share	$0.07	$(0.12)	$(0.07)	$(0.15)

Adjusted Diluted Net Income(Loss) Per Share	$0.07	$(0.12)	$(0.07)	$(0.15)

Shares Used In Computing:
Basic Net Income(Loss) Per Share	52,269	51,566	52,024	51,079

Diluted Net Income(Loss) Per Share	54,799	51,566	52,024	51,079

[1]	The Company uses the financial measure adjusted net income (loss) to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of adjusted net income (loss) is not meant to be a substitute for net income (loss) presented in accordance with GAAP but rather should be evaluated in conjunction with net income (loss). A full reconciliation of adjusted net income (loss) to net income (loss) is provided below. The Company’s management believes that the presentation of adjusted net income (loss) provides useful information to investors because this financial measure excludes amortization of purchased technology and intangible assets, which are fixed acquisition-related charges, and stock-based compensation. For the three and nine month periods ended April 1, 2006, adjusted net income (loss) excludes amortization of purchased technology and intangible assets and stock-based compensation. For the three and nine month periods ended April 2, 2005, adjusted net income (loss) excludes amortization of purchased technology and intangible assets. Management does not consider amortization of purchased technology and intangible assets to be part of the Company’s on-going operating activities, and does not consider amortization of purchased technology and intangible assets, or stock-based compensation to be meaningful in evaluating the Company’s past financial performance or future prospects. In addition, adjusted net income (loss) is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Amortization of purchased technology and intangible assets relates to the amortization of identified intangible assets, such as purchased technology, customer relationships and trademarks and trade names, purchased through an acquisition. Pursuant to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R) “Share-Based Payments” in the first quarter of fiscal year 2006, stock-based compensation reflects the fair value of all share-based payments to employees, including stock options and stock issued under certain employee stock purchase plans. The Company’s definition of adjusted net income (loss) may differ from similar measures used by other companies and may differ from period to period.

MATRIXONE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 1, 2006	July 2, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$99,662	$107,677
Accounts receivable, net	31,589	28,620
Prepaid expenses and other current assets	6,816	8,822

Total current assets	138,067	145,119
Property and Equipment, Net	5,144	6,096
Goodwill	11,911	11,929
Other Intangible Assets, Net	6,699	7,645
Other Assets	1,686	2,171

	$163,507	$172,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,596	$5,941
Accrued expenses	18,871	22,752
Deferred revenue	35,553	37,040

Total current liabilities	61,020	65,733

Long Term Liabilities:
Long term deferred revenue	2,589	5,163
Long term deferred tax liability	519	282

Total long term liabilities	3,108	5,445

Stockholders’ Equity:
Common stock	524	518
Additional paid-in capital	231,167	227,489
Accumulated deficit	(134,348)	(128,088)
Accumulated other comprehensive income	2,036	1,863

Total stockholders’ equity	99,379	101,782

	$163,507	$172,960

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